UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2018

HC2 HOLDINGS, INC.

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor
New York, NY 10022
(Address of principal executive offices)

(212) 235-2690
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement
On August 7, 2018, certain broadcasting subsidiaries of HC2 Holdings, Inc. (the "Company") entered into several financing transactions, generating approximately $38.1 million of proceeds, which the Company and its broadcasting subsidiaries intend to use for pending and potential acquisitions, to replenish amounts previously expended on recent acquisitions of broadcasting assets, and general corporate purposes, and to pay related fees and expenses. Those financing transactions consisted of the following:

◦
HC2 Station Group, Inc (“HC2 Station”) and HC2 LPTV Holdings, Inc. (“HC2 LPTV” and, together with HC2 Station, the “Borrowers”), indirect wholly-owned subsidiaries of the Company’s indirect subsidiary, HC2 Broadcasting Holdings Inc. ("HC2 Broadcasting”), issued a $35.0 million 364-day Secured Note (the “Secured Note”) to certain institutional investors (the "Institutional Investors"). The Secured Note bears interest at a rate of 8.50%, payable at maturity. The Secured Note is attached hereto as Exhibit 10.1 and incorporated by reference herein.

◦	The Institutional Investors purchased 2% of the outstanding common stock of HC2 Broadcasting (the “Equity Purchase”) for an aggregate purchase price of approximately $3.1 million.

◦
HC2 Broadcasting also issued a Warrant (the “Warrant”) to the Institutional Investors to purchase an additional 2% of the common stock of HC2 Broadcasting outstanding immediately after consummation of the Equity Purchase for what would be an aggregate purchase price of approximately $3.7 million if exercised as of the issuance date, and as may be adjusted at any future exercise of the Warrant pursuant to its terms. The Warrant has a five-year term and is immediately exercisable.

The issuance and sale of the Secured Note, the Equity Purchase and the issuance of the Warrant are collectively referred to as the “HC2 Broadcasting Transactions.” The Equity Purchase and the issuance of the Warrant were, and the issuance of shares of HC2 Broadcasting common stock pursuant to the Warrant will be, issued in a private placement exempt from registration requirements pursuant to Section 4(2) of the Securities Act.
This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.
10.1	Secured Note, dated August 7, 2018, by and among HC2 Station, HC2 LPTV and the Institutional Investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2018

HC2 Holdings, Inc.
(Registrant)

By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer